EXHIBIT 99.I

                            CALAMOS INVESTMENT TRUST

                 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING

                             CALAMOS HIGH YIELD FUND


        The undersigned, being a majority of the trustees of Calamos Investment Trust (the "Trust"), a business trust organized pursuant to an amended and restated Agreement and Declaration of Trust dated June 23, 1997, (the "Declaration of Trust"), pursuant to Section 4.1 of the Declaration of Trust, do hereby establish and designate a sixth series of Shares of the Trust to be known as Calamos High Yield Fund. The relative rights and preferences of such series shall be as set forth in the Declaration of Trust.

        IN WITNESS WHEREOF, the undersigned have this the 27th day of July, 1999 signed these presents.

                                                   /s/ John P. Calamos
                                           --------------------------------
                                                   John P. Calamos

                                                   /s/ Nick P. Calamos
                                           --------------------------------
                                                   Nick P. Calamos

                                                   /s/ Richard Dowen
                                           --------------------------------
                                                   Richard Dowen

                                                   /s/ Robert Frost
                                           --------------------------------
                                                   Robert Frost

                                                   /s/ William Kaun
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                                                   William Kaun